SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 of 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):

                                January 16, 2003



                              SURETY HOLDINGS CORP.
             (exact name of registrant as specified in its charter)


                 Delaware          000-32331            52-2229054
                 --------          ---------            ----------
             (State or other      (Commission         (IRS Employer
              jurisdiction of       File No.)            ID No.)
             of incorporation)



                              850 Fort Plains Road
                            Howell, New Jersey 07731
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 732-886-0706

Item 5.

On January 2, 2003 Surety Holdings Corp. (the "Registrant") acquired the assets of Millennium International Sports & Entertainment, LLC of Tannersville, New York, which consisted of sports and entertainment mementos. The Registrant created a wholly owned subsidiary Millennium Sports & Entertainment, Inc. to acquire the assets of Millennium International Sports & Entertainment, LLC which had not commenced operations. The consideration for the sale of the assets pursuant to the terms of the Agreement is the issuance by the Registrant of shares upon the attainment of certain revenues by certain dates by the Subsidiary. The full consideration upon the Subsidiary's attainment of total revenues of $8,000,000 by December 31, 2003 is the issuance by the Registrant of 350,000 shares. The Registrant may, however, rescind the Agreement if the subsidiary does not attain specified revenues by certain dates.

Officers of the wholly owned subsidiary are Nat Manzella, Michael Radcliffe and Dennis Radclife each of whom entered into employment agreements with the Subsidiary.


Item 7.  Exhibit Index

Exhibit No.                Description

10.1                       Asset Purchase Agreement
10.2                       Amendment No. 1 to Asset Purchase Agreement
10.3                       Employment Agreement - Michael Radcliffe
10.4                       Employment Agreement - Dennis Radcliffe
10.5                       Employment Agreement - Nat Manzella
99.1                       Press Release

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SURETY HOLDINGS CORP.



                                                By:   /s/ HOWARD R. KNAPP
                                                    -----------------------
                                                    Chief Financial Officer

Dated:  January 15, 2003